Exhibit 10.1

EXCHANGE AGREEMENT, AMENDMENT AND WAIVER

This Exchange Agreement and Waiver (this “Agreement”) is dated as of June 3, 2022, by and among ImageWare Systems, Inc., a Delaware corporation (the “Company”), and Nantahala Capital Management, LLC (“Nantahala Capital”), and certain funds and separate accounts managed by Nantahala Capital (collectively, “Nantahala”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan and Security Agreement (defined below).

RECITALS

WHEREAS, the Company and Nantahala are parties to that certain Loan and Security Agreement, dated as of December 29, 2021 (the “Loan and Security Agreement”), pursuant to which Nantahala agreed to provide the Company with a secured loan facility in an aggregate amount of up to $2.5 million (“Credit Facility”);

WHEREAS, as of the date of this Agreement, the Company has borrowed a total of $2,050,000 under the Credit Facility, which has a remaining balance of $450,000;

WHEREAS, the Company (a) has requested a waiver of the Minimum Cash Threshold upon the terms and conditions set forth herein (the “Waiver”), and (b) desires to increase the Maximum Draw Amount by $100,000, such that it may request a final Delayed Draw Loan in the amount of $550,000 (such upsized Delayed Draw Loan, the “Upsized Draw Loan”);

WHEREAS, to allow the Company to request the full amount of the Upsized Draw Loan, the parties have agreed to amend the Loan and Security Agreement to, among other things, increase the Maximum Draw Amount from $1.9 million to $2.0 million; provided, however, that the Company must request all amounts available under the Credit Facility in the Upsized Draw Loan and, following funding of the Upsized Draw Loan;

WHEREAS, as a condition to providing the Waiver and funding the Upsized Draw Loan, the Company shall pay Nantahala a fee of $150,000, to be paid-in-kind by increasing the outstanding principal amount of the Loans by such amount (the “PIK Fee”);

WHEREAS, Nantahala beneficially owns 67.6% of the shares of the Company’s Series D Convertible Preferred Stock (“Series D Preferred”), which shares of Series D Preferred have an aggregate Stated Value of $15,874,000; and

WHEREAS, pursuant to the terms and conditions of the Loan and Security Agreement (as amended and supplemented by this Agreement), the Company and Nantahala desire to cancel the Exchange Shares (defined below) in exchange for additional Loans equal to the aggregate Stated Value of the Exchange Shares cancelled in connection with such exchange, as more fully set forth herein (including Schedule A hereto).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

AGREEMENT

1.    Certain Updated Terms and Conditions. The applicable terms of the Loan and Security Agreement shall be deemed to be supplemented, modified and/or amended, as applicable, to reflect the following terms:

1.1    The Maximum Draw Amount shall now mean an aggregate principal amount not to exceed $2.0 million.

1.2    Upon the written request of the Company under the terms of the Loan and Security Agreement and otherwise in accordance with the terms and conditions of this Agreement, Nantahala shall fund a total of $550,000 as the Upsized Draw Loan to the Company within two (2) business days following the receipt of such written request. Immediately following funding of the Upsized Draw Loan, the Company agrees to promptly credit the PIK Fee to Nantahala as additional consideration for providing the Waiver and Upsized Draw Loan to the Company, in addition to the other terms and conditions set forth in this Agreement. For the avoidance of doubt, the PIK Fee will be paid-in-kind by increasing the outstanding principal amount of the Loans by $150,000 (but will not affect the Maximum Draw Amount).

1.3    Without further action required by the parties hereto, the parties hereto agree to the Wavier, for a period commencing on the date hereof and ending on July 1, 2022 (the “Waiver Period”); provided, however, the waiver provided by this Section 1.3 shall only apply to the extent the Company’s unrestricted cash and cash equivalents equals no less than $50,000 during the Waiver Period. The parties agree and acknowledge that at the end of the Waiver Period, the Minimum Cash Threshold as set forth in the Loan and Security Agreement shall remain in full force and effect.

1.4    Notwithstanding any other term or condition set forth in Loan and Security Agreement (as amended and supplemented by this Agreement), any additional Loans to be advanced by (a) Nantahala in connection with the Upsized Draw Loan, (b) Nantahala in connection with the Exchange (as defined below), or (c) Other Holders (as defined below) upon exercise of the Exchange Option (as defined below), in each case shall be issued without Original Issue Discount.

1.5    In the event of a sale of the Company, and after payment of expenses incurred in connection with such sale, the proceeds shall be applied to satisfy all outstanding obligations in connection with the Loans.

1.6    On each Business Day, the Company shall deliver to Nantahala a daily cash balance report in form and substance reasonably acceptable to Nantahala (which shall include estimated receipts and disbursements for the next Business Day).

1.7    Nantahala shall be provided an observer on the Board of the Company.

1.8    The reference to “Stroock & Stroock & Lavan LLP” in Section 3.1(e) of the LSA shall be removed and replaced with “Paul Hastings LLP”

1.9    The reference to “Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York, Attention: Brett Lawrence, Email: blawrence@stroock.com” in Section 11 of the LSA shall be removed and replaced with “Paul Hastings LLP, 200 Park Avenue, New York, NY 10166, Attention: Brett Lawrence, Email: brettlawrence@paulhastings.com.”

1.10    The parties shall evidence the Exchange and all Loans pursuant to Section 5 hereof.

2.    Exchange of Series D Preferred. The applicable terms of the Loan and Security Agreement regarding the Exchange of the Series D Preferred for Loans shall be deemed to be supplemented, modified and/or amended, as applicable, to reflect the following terms:

2.1    On the Closing Date, the Company and Nantahala shall cancel and exchange that number of shares of the Company’s Series D Preferred appearing on their respective signature pages to this Agreement (including all accrued and unpaid dividends on such exchanged shares of Series D Preferred, the “Exchange Shares”), for the issuance to Nantahala of Loans in the aggregate principal amount equal to the Stated Value of such Exchange Shares (the “Exchange”), as more fully set forth on Schedule A hereto.

2.2    The Company shall provide all holders of the Series D Preferred other than Nantahala (“Other Holders”), for a period not to exceed thirty (30) calendar days (“Option Period”), with the right and option to cancel and exchange, on the terms and conditions set forth below, up to that number of shares of Series D Preferred with an aggregate Stated Value equal to their respective Pro Rata Share (as defined below), into Loans in the aggregate principal amount equal such Pro Rata Share (“Exchange Option”); provided, however, the right of the Other Holders to participate in the Exchange Option shall be conditioned upon the purchase by the Other Holders of additional Loans in the principal amount equal to the aggregate Stated Value of the Series D Preferred beneficially owned by such Other Holder electing to exercise the Exchange Option. As used herein, the term “Pro Rata Share” means, with respect to each Other Holder, an amount equal to (a) (i) the amount of the Series D Preferred beneficially held by such Other Holders, divided by (ii) the total amount of Series D Preferred issued and outstanding, multiplied by (b) $3.88 million.

2.3    The parties agree and hereby acknowledge that all Loans issued to Nantahala or to Other Holders shall be governed by the terms of the Loan and Security Agreement (as amended and supplemented by this Agreement). As a result of the foregoing, the parties further agree and acknowledge that Nantahala and each of the Other Holders electing to exercise the Exchange Option shall be considered parties to the Loan and Security Agreement (as amended and supplemented by this Agreement).

2.4    Consummation of the Exchange, and the other agreements of the parties under the terms of the Loan and Security Agreement (as amended and supplemented by this Agreement) (the “Closing”), shall take place upon the satisfaction of each of the conditions to Closing set forth in Sections 4.1 and 4.2 hereof (the “Closing Date”).

2.5    To the extent not otherwise returned to the Company on or before the Closing or upon expiration of the Option Period, as the case may be, shares of Series D Preferred exchanged for Loans shall be deemed forfeited by Nantahala or the Other Holders, as the case may be, and cancelled on the books and records of the Company and its transfer agent effective as of the Closing Date, in the case of Nantahala, or the expiration of the Option Period, in the case of the Other Holders electing to exercise the Exchange Option.

3.    Representations and Warranties.

3.1    The Company represents and warrants to Nantahala, and covenants for the benefit of Nantahala, as follows:

3.1.1    The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a material adverse effect.

3.1.2    The Loans have been duly authorized by all necessary corporate action.

3.1.3    This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

3.1.4    The Company has complied and will comply with all applicable Federal and state securities laws in connection with the offer, issuance and delivery of the Loans hereunder.

4.    Closing Conditions.

4.1    The obligation hereunder of the Company to issue and deliver the Loans to Nantahala, consummate the Exchange and the other transactions contemplated by the Loan and Security Agreement (as amended and supplemented by this Agreement) is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below in this Section 4.1. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

4.1.1    Nantahala shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Nantahala at or prior to the Closing Date, including, but not limited to delivering to the Company the Series D Preferred exchanged for Loans under the terms of the Loan and Security Agreement (as amended and supplemented by this Agreement).

4.2    The obligation hereunder of Nantahala to accept the Loans, consummate the Exchange and other transactions contemplated by Loan and Security Agreement (as amended and supplemented by this Agreement) is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below in this Section 4.2. These conditions are for Nantahala’s sole benefit and may be waived by Nantahala at any time in its sole discretion.

4.2.1    The Company shall have executed and delivered this Agreement.

4.2.2    The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

4.2.3    Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

4.2.4    As of the Closing Date, the Register (defined below) maintained by the Company shall be consistent with the Loans owing to Nantahala as set forth on Schedule A hereto.

5    Evidence of Exchange and Loans.

5.1    Promptly following the closing of the exchange of any shares of Series D Preferred for Loans pursuant to the Loan and Security Agreement (as amended and supplemented by this Agreement), the Company shall (or cause its transfer agent to, as applicable) issue and deliver to each such exchanging Lender updated statements related to each such Lender’s book-entry accounts evidencing such Lender’s updated holdings of the Series D Preferred.

5.2    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under the Loan and Security Agreement (as amended and supplemented by this Agreement).

5.3    The Borrower shall maintain at one of its offices a register for the recordation of the names and addresses of the Lenders, and amount of the Loans owing to each Lender, pursuant to the terms of the Loan and Security Agreement (as amended and supplemented by this Agreement) (the “Register”). The Register shall be available for inspection by any Lender, at any reasonable time and from time to time upon reasonable prior notice.

5.4    The entries made in the Register and the accounts of each Lender maintained pursuant to this Section 5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure of any Lender to maintain its accounts, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of the Loan and Security Agreement (as amended and supplemented by this Agreement). The Borrower further agrees that, upon the request by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Loans of such Lender in form reasonably acceptable to the parties hereto, which shall evidence the amount and terms of such Loans as set forth in the Loan and Security Agreement (as amended and supplemented by this Agreement).

6    Miscellaneous.

6.1    Except as set forth in this Agreement (including Sections 1 and 2 herein), the Loan and Security Agreement is unaffected and shall continue in full force and effect in accordance with its terms. To the extent any provision of this Agreement conflicts with any prior agreement, understanding, representation, or negotiation between the parties with respect to the subject matter of this Agreement, including the Loan and Security Agreement, this Agreement’s provisions shall control and supersede the conflicting provision.

6.2    This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties consents to the exclusive jurisdiction of the courts whose districts encompass any part of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

6.3    This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

6.4    This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

IMAGEWARE SYSTEMS, INC.

By:	/s/ Kristin Taylor
Name: Kristin Taylor
Title: Chief Executive Officer

[Company’s Signature Page]

LENDERS:

______________________________

(Print or Type Name of Lender)

By: ___________________________

Name:

Title:

ADDRESS: ____________________

  ____________________

  ____________________

Telephone: _________________

Facsimile: __________________

E-Mail: ____________________

Attention: __________________

NUMBER OF SERIES D PREFERRED EXCHANGED: ______________________

STATED VALUE OF SERIES D PREFERRED EXCHANGED: ________________

[SCHEDULES INTENTIONALLY OMITTED]